UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 23, 2013

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

932 Southwood Boulevard
Incline Village, Nevada  89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

PDL BioPharma Announces 2013 Quarterly Dividends

On January 23, 2013, the board of directors of PDL BioPharma, Inc. (the Company) declared that the regular, quarterly dividends to be paid to its stockholders in 2013 will be $0.15 per share of common stock. The $0.15 dividends will be paid on March 12, June 12, September 12 and December 12 of 2013 to all stockholders who own shares of the Company on March 5, June 5, September 5 and December 5 of 2013, the record dates for each of the dividend payments, respectively.

On January 30, 2013, the Company will issue a press release announcing the 2013 dividends. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Statements

This filing and the press release include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although we believe that the expectations reflected in the forward-looking statements are reasonable, because all dividend payments are subject to compliance with legal requirements, dividends could be withdrawn prior to payment at the discretion of the Company’s board of directors because of a number of factors, including, but not limited to, economic outlook, corporate cash flow, the company's liquidity needs and the health and stability of credit markets. Important factors that could impair the Company’s royalty assets or business are disclosed in the “Risk Factors” contained in the Company’s 2011 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2012, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission thereafter. All forward-looking statements are expressly qualified in their entirety by such factors. We do not undertake any duty to update any forward-looking statement except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC. (Company)

By:	/s/ John P. McLaughlin
John P. McLaughlin
President, Chief Executive Officer and
Acting Chief Financial Officer

Dated:  January 29, 2013

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release